Exhibit 99.1

OncoCyte Reports First Quarter 2016 Financial Results

Conference Call to Discuss the Results at 5 p.m. ET

ALAMEDA, Calif., May 18, 2016 (GLOBE NEWSWIRE) -- OncoCyte Corporation (NYSE MKT: OCX), a developer of novel, non-invasive blood based tests for the early detection of cancer, today reported its financial results for the quarter ended March 31, 2016 along with an update on recent corporate developments.

“We achieved several important milestones during the first quarter, including initiating our first trade as a public company,” commented William Annett, Chief Executive Officer.  “Operationally, we strengthened our management team and Board of Directors with seasoned healthcare professionals.  Clinically, we made significant progress towards commercializing our first product, a confirmatory lung diagnostic, when we received positive research results from our development partner, The Wistar Institute.

“Currently, we are focused on attempting to lock down both the assay and the classifier or algorithm that interprets test results. If successful we plan to initiate an internal analytical validation study, a process to confirm whether the test results can be reproduced using our equipment and in our own lab.   We expect this process to continue into the fourth quarter. If the validation study is successful we intend to implement our commercialization plans, including  hiring a sales force, building out our commercial infrastructure, moving towards completion and obtaining CLIA certification of a diagnostic laboratory and ultimately launching our lung cancer diagnostic test in the first half of 2017, ” concluded Mr. Annett.

Recent Accomplishments

•	Entered into a definitive global licensing agreement with The Wistar Institute for a simple, non-invasive, blood test to aid physicians in the early detection of lung cancer. The agreement provides OncoCyte the exclusive rights to commercialize this lung cancer diagnostic test.
•	Received positive research results for the Company’s lung cancer diagnostic test being developed at The Wistar Institute. This study replicated a previous study that was carried out at Wistar and which was presented at the American Thoracic Society conference in May 2015.
•	Selected to have the Company’s bladder cancer abstract presented in a poster session at the 2016 American Society of Clinical Oncology (ASCO) Annual Meeting being held in Chicago. The abstract will be released on May 18th at 4pm CT on ASCO’s website and a live panel discussion led by Karen Chapman, VP Research will be held on June 6th, 2016 at 4:45pm CT.

First Quarter 2016 Financial Results

The Company is still in the development stage and will not generate revenue until after the commercial launch of its lung test.

The net loss for the quarter ended March 31, 2016 was $2.9 million, or $0.12 per share, compared to $1.4 million, or $0.08 per share, in 2015.

Research and development expenses for the quarter ended March 31, 2016 increased to $1.7 million from $1.1 million for the same period in 2016. These increases were primarily the result of increased spending on outside research services, scientific consulting services, clinical trial related expenses, and laboratory expenses. These increases were in part offset by a $104,000 decrease in stock based compensation expenses to employees and consultants allocated to research and development expense.

General and administrative expenses increased to $1.2 million from $250,000 for the same period in 2015. These increases are primarily as a result of increased salary and payroll related expenses, general consulting expenses, accounting and audit related expenses, transfer agent, stock listing and SEC filing expenses.

At March 31, 2016, OncoCyte had $5.9 million of cash and cash equivalents and available-for-sale securities valued at $1.8 million, which OncoCyte may use for working capital purposes, as necessary.

Conference Call

OncoCyte will host a conference call and webcast today, Wednesday, May 18, 2016, at 5:00 p.m. ET/2:00 p.m. PT to discuss financial and operating results and recent corporate developments.

For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 877-524-8416. For international participants outside the U.S./Canada, the dial-in number is 412-902-1028. For all callers, refer to Conference ID 8993084. To access the live webcast, go to http://investors.oncocyte.com/events-and-presentations.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free (from U.S./Canada) 888-203-1112; international callers dial 719-457-0820. Use the Conference ID 13634479. Additionally, the archived webcast will be available at http://investors.oncocyte.com/events-and-presentations.

About OncoCyte Corporation

OncoCyte is primarily focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer to improve health outcomes through earlier diagnoses, to reduce the cost of care through the avoidance of more costly diagnostic procedures, including invasive biopsy and cystoscopic procedures, and to improve the quality of life for cancer patients.

While current biopsy tests use invasive surgical procedures to provide tissue samples in order to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte’s pipeline products are intended to be confirmatory diagnostics for detecting lung, bladder and breast cancer. OncoCyte’s diagnostic tests are being developed using proprietary sets of genetic and protein markers that differentially express in specific types of cancer.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) are forward-looking statements. These statements include those pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for OncoCyte, including our ability to develop an assay and classifier for our confirmatory lung diagnostic, complete an internal validation study and implement commercialization plans and the timing of these plans.  These statements are based on our current expectations, beliefs, goals, plans, or prospects and involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients ’use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as may be required by law.

Investor Contact:
EVC Group, Inc.
Michael Polyviou
(212) 850-6020
mpolyviou@evcgroup.com

ONCOCYTE CORPORATION
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
OPERATING EXPENSES	2016	2015
Research and development	$1,689	$1,117
General and administrative	1,243	250
Total operating expenses	2,932	1,367

Loss from operations	(2,932)	(1,367)

OTHER INCOME (EXPENSES), NET
Interest income (expense), net	4	(2)
Total other income (expenses), net	4	(2)

NET LOSS	$(2,928)	$(1,369)

Basic and diluted net loss per share	$(0.12)	$(0.08)

Weighted average common shares outstanding: basic and diluted	25,39	18,200

ONCOCYTE CORPORATION
BALANCE SHEETS
(In thousands)

ASSETS	March 31,	December 31,
	2016	2015
CURRENT ASSETS
Cash and cash equivalents	$5,856	$7,996
BioTime shares held as available-for-sale securities, at fair value	1,779	2,541
Prepaid expenses and other current assets	262	388
Total current assets	7,897	10,925

NONCURRENT ASSETS
Intangible assets, net	1,169	1,230
Equipment and furniture, net	581	576
TOTAL ASSETS	$9,647	$12,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to parent, BioTime	$1,318	$807
Amount due to affiliates	152	40
Accounts payable	403	285
Accrued expenses and other current liabilities	879	1,182
Total current liabilities	2,752	2,314

TOTAL LIABILITIES	2,752	2,314

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, no par value, 5,000 shares authorized; none issued and outstanding	-	-
Common stock, no par value, 50,000 shares authorized; 25,412 and 25,391 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	35,069	34,901

Accumulated other comprehensive loss on available-for-sale securities	(1,112)	(350)
Accumulated deficit	(27,062)	(24,134)
Total stockholders’ equity	6,895	10,147
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,647	$12,731